IMPORTANT INFORMATION ON
ONE OF THE INVESTMENT OPTIONS
IN YOUR RETIREMENT PLAN.

On April 14, 1999 shareholders of the FIDELITY SHORT-INTERMEDIATE GOVERNMENT FUND (the fund), an investment option in your plan, will vote on a proposal to merge this fund into the Fidelity Intermediate Government Income Fund. This letter describes the impact of the potential merger and is important information if you are currently invested in or are considering investing in the fund.

If the merger is approved by shareholders, the anticipated closing date is April 29, 1999. As of the closing date, all participants with balances in the Fidelity Short- Intermediate Government Fund will receive the number of full and fractional shares in the Fidelity Intermediate Government Fund that is equal in net asset value to that of the old fund. However, as a participant, you have the opportunity to direct the investment of your plan account and avoid the impact of the merger, if you so desire.

If You Currently Own Shares in the Fund

If the merger is approved you have two options:

1. IF YOU WISH TO HAVE YOUR INVESTMENT IN THE FUND TRANSFERRED TO FIDELITY INTERMEDIATE GOVERNMENT INCOME FUND, TAKE NO ACTION. If the merger is approved and completed, your investment will be automatically exchanged into the Fidelity Intermediate Government Income Fund at the close of business on the closing date, currently anticipated to be April 29, 1999.

2. IF YOU DO NOT WISH TO HAVE YOUR INVESTMENT IN THE FUND TRANSFERRED TO FIDELITY INTERMEDIATE GOVERNMENT INCOME FUND, YOU MAY EXCHANGE OUT OF FIDELITY SHORT-INTERMEDIATE GOVERNMENT FUND INTO ANOTHER OPTION IN YOUR PLAN PRIOR TO THE ANTICIPATED MERGER CLOSING DATE OF APRIL 29TH. If you elect this option, the merger will have no affect on your holdings in the plan.

If you elect to remain in the fund and if the merger is completed, you will receive a confirmation of the exchange of your shares from Fidelity Short-Intermediate Government Fund into the Fidelity Intermediate Government Income Fund within a few days of the transaction. Of course if you elect to leave your balance in the fund and allow the exchange into Fidelity Intermediate Government Income Fund, you may exchange out of the new option into any other plan option after the merger, just as you may now.

If you have the Fidelity Short-Intermediate Government Fund included in your deferral elections under your plan, this deferral election will be transferred to Fidelity Intermediate Government Income Fund. If you wish to avoid this transfer of your deferral election, you should change your deferral election under the procedures established for your plan.

Please call Fidelity to inquire about the outcome of the merger vote, or if you should have any other questions.

If You Have Been Thinking About Investing in the Fund

If you are considering the Fidelity Short-Intermediate Government Fund as a future investment, you may want to look at the Fidelity
Intermediate Government Income Fund which may be available to you as an investment option in your plan on April 30, 1999.

How to Learn More About the Funds

If you were a shareholder in the Fidelity Short-Intermediate
Government Fund on February 16, 1999, then you should have received a prospectus and details on Fidelity Intermediate Government Income
Fund.

A brief comparison of the two funds can be found below. If you would like more information, or the chance to review a prospectus of either fund, please go to the "Funds" section of our Web site, www.401k.com, or call your plan's 800 number and talk to a representative.

A COMPARISON OF THE TWO FUNDS

While Fidelity Intermediate Government Income Fund, shares a number of characteristics with the Fidelity Short-Intermediate Government Fund, there are some important differences.

The two funds share the same investment objective - to seek high current income consistent with the preservation of capital and both are managed by Andrew Dudley. Fidelity Intermediate Government Income Fund invests primarily in U.S. government securities or in instruments that are related to U.S. government securities.

Fidelity Intermediate Government Income Fund would offer participants a lower expense ratio through June 30, 2001 and a potentially higher yield with slightly more risk than Fidelity Short-Intermediate Government Fund if the merger is approved. The increased risk for investors comes by extending the duration and average maturity of their investment as shown below. Duration is a way to measure the change in market value of a bond or bond fund's reaction when interest rates change.

The longer the duration of a bond or bond fund, the greater the rise in market value when interest rates decline BUT the bigger the fall in market value when interest rates rise as they have recently. Because the Fidelity Intermediate Government Income Fund has a slightly longer duration than Fidelity Short-Intermediate Government Fund, when interest rates decline Fidelity Intermediate Government Income Fund will tend to rise more in market price than Fidelity Short-Intermediate Government Fund. Conversely, when interest rates increase (generally resulting in lower bond market fund values) the Fidelity Intermediate Government Income Fund's market price will fall more than the market price of Fidelity Short-Intermediate Government Fund would in similar circumstances.

FUND COMPARISON
(as of 2/28/99 unless otherwise indicated)

                                        AVERAGE
FUND NAME                    FUND CODE  MATURITY    AVERAGE
                                        RANGE       MATURITY         DURATION                   30-DAY YIELD

Fidelity Short-Intermediate  464        2-5 years   3.5years         2.3 years (as of 1/31/99)  5.05%
Government Fund                                     (as of 1/31/99)



Fidelity Intermediate        452        3-10 years  4.8 years        3.1 years (as of 1/31/99)  5.29%
Government Income Fund                              (as of 1/31/99)



                             LEHMAN BROTHERS BENCHMARK
FUND NAME                                                   EXPENSE RATIO


Fidelity Short-Intermediate  1-5 year U.S. Government Bond  0.78% (as of 9/30/98)
Government Fund              Index



Fidelity Intermediate        Intermediate Government Bond   0.63%  if merger is approved
Government Income Fund       Index                          (through 6/30/01)*


AVERAGE ANNUAL TOTAL RETURNS %
PERIODS ENDING DECEMBER 31, 1998

                               1     5     10    Life of  Date of
FUND NO./NAME                  Year  Year  Year  Fund     Inception


452 Fidelity Intermediate      7.45  6.34  7.51  7.37     5/2/88
Gov't Income Fund


464 Fidelity                   6.47  5.44  N/A   5.65     9/13/91
Short-Intermediate Gov't Fund

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. TOTAL RETURNS ARE HISTORICAL AND INCLUDE CHANGE IN SHARE VALUE AND REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS, IF ANY. LIFE OF FUND FIGURES ARE REPORTED AS OF THE COMMENCEMENT DATE TO THE PERIOD INDICATED. EACH INVESTMENT CHOICE'S SHARE PRICE, YIELD AND RETURN WILL VARY AND YOU MAY HAVE A GAIN OR LOSS WHEN YOU SELL YOUR SHARES.

THE LEHMAN BROTHERS 1-5 YEAR U.S. GOVERNMENT BOND INDEX IS A
MARKET-VALUE WEIGHTED INDEX OF GOVERNMENT AND FIXED-RATE DEBT ISSUES WITH MATURITIES BETWEEN ONE AND FIVE YEARS.

THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT BOND INDEX IS A
MARKET-VALUE WEIGHTED INDEX OF U.S. GOVERNMENT FIXED-RATE DEBT ISSUES WITH MATURITIES BETWEEN ONE AND TEN YEARS.

*THE EXPENSE RATIO IS 0.65% (AS OF 1/1/99) WITHOUT THE MERGER AND
REFLECTS A SPECIAL DIVIDEND PAID AS OF 1/1/99.

FIDELITY MUTUAL FUNDS RESERVE THE RIGHT TO MODIFY OR WITHDRAW THE
EXCHANGE PRIVILEGE.

FOR MORE COMPLETE INFORMATION ABOUT FIDELITY MUTUAL FUNDS, INCLUDING FEE AND EXPENSES, CALL OR WRITE FIDELITY FOR FREE PROSPECTUSES. READ THEM CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT CHOICES.

Fidelity Investments Institutional Services Company, Inc., 82
Devonshire Street, Boston, MA 02109

74034       K.INTGOV-0399

IMPORTANT INFORMATION ON
ONE OF THE INVESTMENT OPTIONS
IN YOUR RETIREMENT PLAN.

On April 14, 1999 shareholders of the SPARTAN (Registered trademark) SHORT-INTERMEDIATE GOVERNMENT FUND (the fund), an investment option in your plan, will vote on a proposal to merge this fund into the Fidelity Intermediate Government Income Fund. This letter describes the impact of the potential merger and is important information if you are currently invested in or are considering investing in the fund.

If the merger is approved by shareholders, the anticipated closing date is April 22, 1999. As of the closing date, all participants with balances in the Spartan Short-Intermediate Government Fund will receive the number of full and fractional shares in the Fidelity Intermediate Government Income Fund that is equal in net asset value to that of the old fund. However, as a participant, you have the opportunity to direct the investment of your plan account and avoid the impact of the merger, if you so desire.

If You Currently Own Shares in the Fund

If the merger is approved you have two options:

1. IF YOU WISH TO HAVE YOUR INVESTMENT IN THE FUND TRANSFERRED TO FIDELITY INTERMEDIATE GOVERNMENT INCOME FUND, TAKE NO ACTION. If the merger is approved and completed, your investment will be automatically exchanged into the Fidelity Intermediate Government Income Fund at the close of business on the closing date, currently anticipated to be April 22, 1999.

2. IF YOU DO NOT WISH TO HAVE YOUR INVESTMENT IN THE FUND TRANSFERRED TO THE FIDELITY INTERMEDIATE GOVERNMENT INCOME FUND, YOU MAY EXCHANGE OUT OF SPARTAN SHORT-INTERMEDIATE GOVERNMENT FUND INTO ANOTHER OPTION IN YOUR PLAN PRIOR TO THE ANTICIPATED MERGER CLOSING DATE. If you elect this option, the merger will have no affect on your holdings in the plan.

If you elect to remain in the fund and if the merger is completed, you will receive a confirmation of the exchange of your shares from Spartan Short-Intermediate Government Fund into the Fidelity Intermediate Government Income Fund within a few days of the transaction. Of course if you elect to leave your balance in the fund and allow the exchange into the Fidelity Intermediate Government Income Fund, you may exchange out of the new option into any other plan option after the merger, just as you may now.

If you have the Spartan Short-Intermediate Government Fund included in your deferral elections under your plan, this deferral election will be transferred to Fidelity Intermediate Government Income Fund. If you wish to avoid this transfer of your deferral election, you should change your deferral election under the procedures established for your plan.

Please call Fidelity to inquire about the outcome of the merger vote or if you should have any other questions.

If You Have Been Thinking About Investing in the Fund

If you are considering the Spartan Short-Intermediate Government Fund as a future investment, you may want to look at the Fidelity
Intermediate Government Income Fund which may be available to you as an investment option in your plan on April 30, 1999.

How to Learn More About the Funds

If you were a shareholder in the Spartan Short-Intermediate Government Fund on February 16, 1999, you should have received a prospectus and details on Fidelity Intermediate Government Income Fund.

A brief comparison of the two funds can be found below. If you would like more information, or the chance to review a prospectus of either fund, please go to the "Funds" section of our Web site, www.401k.com, or call your plan's 800 number and talk to a representative.

A COMPARISON OF THE TWO FUNDS

While Fidelity Intermediate Government Income Fund shares a number of characteristics with the Spartan Short-Intermediate Government Fund, there are some important differences.

The two funds share the same investment objective - to seek high current income consistent with the preservation of capital and both are managed by Andrew Dudley. Fidelity Intermediate Government Income Fund invests primarily in U.S. government securities or in instruments that are related to U.S. government securities.

Fidelity Intermediate Government Income Fund would offer participants a lower expense ratio through June 30, 2001 and a potentially higher yield and a slight increase in risk than Spartan Short-Intermediate Government Fund if the merger is approved. The increased risk for investors comes by extending the duration and average maturity of their investment as shown below. Duration is a way to measure the change in market value of a bond or bond fund's reaction when interest rates change.

The longer the duration of a bond or bond fund, the greater the rise in market value when interest rates decline BUT the bigger the fall in market value when interest rates rise as they have recently. Because Fidelity Intermediate Government Income Fund has a slightly longer duration than Spartan Short-Intermediate Government Fund, when interest rates decline Fidelity Intermediate Government Income Fund will tend to rise more in market price. Conversely, when interest rates increase (generally resulting in lower bond market fund values) the Fidelity Intermediate Government Income Fund's market price will fall more than the market price of Spartan Short-Intermediate Government Fund.

FUND COMPARISON
(as of 2/28/99 unless otherwise indicated)

                                       AVERAGE
FUND NAME                   FUND CODE  MATURITY    AVERAGE
                                       RANGE       MATURITY             DURATION                   30-DAY YIELD

Spartan Short-Intermediate  474        2-5 years   3.5 (as of 1/31/99)  2.4 years (as of 1/31/99)  5.13%
Government Fund



Fidelity Intermediate       452        3-10 years  4.8 years            3.1 years (as of 1/31/99)  5.29%
Government Income Fund                             (as of 1/31/99)



                            LEHMAN BROTHERS BENCHMARK
FUND NAME                                                  EXPENSE RATIO


Spartan Short-Intermediate  1-5 Year U.S. Government Bond  0.65% (as of 10/31/98)
Government Fund             Index



Fidelity Intermediate       Intermediate Government Bond   0.63%  if merger is approved
Government Income Fund      Index                          (through 6/30/01)*


AVERAGE ANNUAL TOTAL RETURNS %
PERIODS ENDING DECEMBER 31, 1998

                               1     5     10    Life of  Date of
FUND NO./NAME                  Year  Year  Year  Fund     Inception


452 Fidelity Intermediate      7.45  6.34  7.51  7.37     5/2/88
Gov't Income Fund


474 Spartan                    6.60  5.77  N/A   5.79     12/18/92
Short-Intermediate Gov't Fund



PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS. TOTAL RETURNS ARE HISTORICAL AND INCLUDE CHANGE IN SHARE VALUE AND REINVESTMENT OF DIVIDENDS AND CAPITAL GAINS, IF ANY. LIFE OF FUND FIGURES ARE REPORTED AS OF THE COMMENCEMENT DATE TO THE PERIOD INDICATED. EACH INVESTMENT CHOICE'S SHARE PRICE, YIELD AND RETURN WILL VARY AND YOU MAY HAVE A GAIN OR LOSS WHEN YOU SELL YOUR SHARES.

THE LEHMAN BROTHERS 1-5 YEAR U.S. GOVERNMENT BOND INDEX IS A
MARKET-VALUE WEIGHTED INDEX OF GOVERNMENT AND FIXED-RATE DEBT ISSUES WITH MATURITIES BETWEEN ONE AND FIVE YEARS.

THE LEHMAN BROTHERS INTERMEDIATE GOVERNMENT BOND INDEX IS A
MARKET-VALUE WEIGHTED INDEX OF U.S. GOVERNMENT FIXED-RATE DEBT ISSUES WITH MATURITIES BETWEEN ONE AND TEN YEARS.

*THE EXPENSE RATIO IS 0.65% (AS OF 1/1/99) WITHOUT THE MERGER AND
REFLECTS A SPECIAL DIVIDEND PAID AS OF 1/1/99.

FIDELITY MUTUAL FUNDS RESERVE THE RIGHT TO MODIFY OR WITHDRAW THE
EXCHANGE PRIVILEGE.

FOR MORE COMPLETE INFORMATION ABOUT FIDELITY MUTUAL FUNDS, INCLUDING FEE AND EXPENSES, CALL OR WRITE FIDELITY FOR FREE PROSPECTUSES. READ THEM CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT CHOICES.

Fidelity Investments Institutional Services Company, Inc., 82
Devonshire Street, Boston, MA 02109

74764       K.SPSHINT-0399